.

Rise Gold Announces Results from Annual General Meeting

June 30, 2021 - Grass Valley, California, - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Corporation") announces that all proposed resolutions were passed at the Corporations' annual general meeting of shareholders held today's date. Benjamin Mossman, Thomas Vehrs, Larry Lepard, John Proust, and Murray Flanigan were all elected as directors of the Corporation for the coming year and Davidson & Company LLP were re-appointed as auditors of the Corporation for the ensuing year

About Rise Gold Corp.

The Corporation is an exploration-stage mining company incorporated in Nevada, USA. The Corporation's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

333 Crown Point Circle, Suite 215

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.